As filed with the Securities and Exchange
Commission on January 29, 2001                       Registration No. 333-49581
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 6

                                      TO

                                   FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Aetna Insurance Company of America
-------------------------------------------------------------------------------

                                     Florida
-------------------------------------------------------------------------------

                                    06-1286272
-------------------------------------------------------------------------------
              5100 West Lemon Street, Suite 213, Tampa, Florida 33609
-------------------------------------------------------------------------------

                            Julie E. Rockmore, Counsel
                        Aetna Insurance Company of America
              151 Farmington Avenue, TS31, Hartford, Connecticut 06156
                                 (860) 273-4686
-------------------------------------------------------------------------------
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-------------------------------------------------------------------------------
The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.
-------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           PURSUANT TO REGULATION S-K
                                   ITEM 501(B)

   FORM S-2
   --------
   ITEM NO.                   INFORMATION REQUIRED IN PROSPECTUS                    LOCATION
   --------                   ----------------------------------          ---------------------------
       1         Forepart of the Registration Statement and
                     Outside Front Cover Page of
                     Prospectus ......................................      Outside Front Cover

       2         Inside Front and Outside Back Cover
                     Pages of Prospectus..............................      Table of Contents (inside front
                                                                            cover)

       3         Summary Information, Risk Factors and Ratio of Earnings
                     to Fixed Charges.................................      Summary

       4         Use of Proceeds......................................      Not Applicable

       5         Determination of Offering Price......................      Not Applicable

       6         Dilution.............................................      Not Applicable

       7         Selling Security Holders.............................      Not Applicable

       8         Plan of Distribution.................................      Other Topics - Distribution of
                                                                            Contracts

       9         Description of Securities to be
                     Registered.......................................      Description of the Guaranteed
                                                                            Account - Guaranteed Terms and Guaranteed
                                                                            Guaranteed Interest Rates

      10         Interests of Named Experts and Counsel...............      Other Topics - Experts

                 Information with Respect to the
      11         Registrant...........................................      Not Applicable


      12         Incorporation of Certain Information
                 by Reference.........................................      Other Topics - Incorporation of Certain
                                                                            Documents by Reference

      13         Disclosure of Commission Position
                 on Indemnification for Securities
                 Act Liabilities......................................      Not Applicable

                                   AICA GUARANTEED ACCOUNT - MAY 1, 2001
-------------------------------------------------------------------------------

INTRODUCTION

The AICA Guaranteed Account (the Guaranteed Account) is a fixed interest option available during the accumulation phase of certain variable annuity contracts issued by Aetna Insurance Company of America (the Company, we, us). Read this prospectus carefully before investing in the Guaranteed Account and save it for future reference.

GENERAL DESCRIPTION
The Guaranteed Account offers investors an opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in the Guaranteed Account. Each guaranteed term offers a guaranteed interest rate for investments that remain in the Guaranteed Account for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in the Guaranteed Account in order to receive the guaranteed interest rate.

We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term. INVESTMENTS TAKEN OUT OF THE GUARANTEED ACCOUNT PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN INVESTMENT GAIN OR LOSS. SEE "MARKET VALUE ADJUSTMENT," PAGE 11.

This prospectus will explain:
-        Guaranteed interest rates and guaranteed terms;
-        Contributions to the Guaranteed Account;
-        Types of investments available;
-        How rates are offered;
-        How there can be an investment risk and how we calculate gain or loss;
-        Contract charges that can affect your account value in the Guaranteed
         Account;
-        Taking investments out of the Guaranteed Account; and
-        How to reinvest or withdraw at maturity.


ADDITIONAL DISCLOSURE INFORMATION

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale. We have not authorized anyone to provide you with information that is different than that contained in this prospectus. The Guaranteed Account is not a deposit with, obligation of or guaranteed or endorsed by any bank, nor is it insured by the FDIC. These contracts are not offered for sale in the State of New York.

       Our Home Office:                            Our Service Center:
Aetna Insurance Company of America            Aetna Insurance Company of America
    5100 West Lemon Street                        151 Farmington Avenue
          Suite 213                            Hartford, Connecticut 06156
     Tampa, Florida 33609
        (813) 261-9582                                1-800-262-3862

                                TABLE OF CONTENTS

                                                                                     PAGE
SUMMARY                                                                               3

DESCRIPTION OF THE GUARANTEED ACCOUNT                                                 6
General, Contributions to the Guaranteed Account, Deposit Period,
Guaranteed Terms, Guaranteed Interest Rates,
Maturity Value Transfer Provision

TRANSFERS                                                                             9

WITHDRAWALS                                                                          10

Deferral of Payments, Reinstatement Privilege


MARKET VALUE ADJUSTMENT (MVA)                                                        11
Calculation of the MVA, Deposit Period Yield, Current Yield, MVA Formula

CONTRACT CHARGES                                                                     13


OTHER TOPICS                                                                         13
The Company - Income Phase - Investments - Distribution of Contracts -
Taxation - Experts - Legal Matters and Proceedings - Further Information -
Incorporation of Certain Documents by Reference - Inquiries


APPENDIX I - EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS                        17

APPENDIX II - EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS                             19


SUMMARY
-------------------------------------------------------------------------------

[Sidebar]
QUESTIONS: CONTACTING THE
COMPANY. To answer your
questions, contact your sales
representative or write or call our
Service Center at:
ING Aetna Financial Services
Annuity Services
151 Farmington Avenue
Hartford, CT 06156-1258
1-800-262-3862
[End Sidebar]


The Guaranteed Account is a fixed interest option that may be available during the accumulation phase of your variable annuity contract. The following is a summary of certain facts about the Guaranteed Account.


IN GENERAL. Amounts that you invest in the Guaranteed Account will earn a guaranteed interest rate if left in the Guaranteed Account for a specified period of time (the guaranteed term). You must invest amounts in the Guaranteed Account for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a "market value adjustment," which may be positive or negative.

DEPOSIT PERIODS. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.

GUARANTEED TERMS. A guaranteed term is the period of time account dollars must be left in the Guaranteed Account in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates. Check with your sales representative or the Company to learn the details about the guaranteed term(s) currently offered. We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms.

GUARANTEED INTEREST RATES. We guarantee different interest rates, depending upon when account dollars are invested in the Guaranteed Account. For guaranteed terms one year or longer, we may offer different rates for specified time periods within a guaranteed term. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) are guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract. Apart from meeting the contractual minimum interest rates, we cannot guarantee any aspect of future offerings.

FEES AND OTHER DEDUCTIONS. We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks. We consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from the Guaranteed Account:

- Market Value Adjustment (MVA). An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period. The MVA may be positive or negative and therefore may increase or decrease the amount withdrawn to satisfy a transfer or withdrawal request. See "Market Value Adjustment (MVA)."

- Tax Penalties and/or Tax Withholding. Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59 1/2. See "Taxation"; see also the "Taxation" section of the contract prospectus.
- Early Withdrawal Charge. An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Maintenance Fee. A maintenance fee of up to $30 may be deducted, on an annual basis, pro rata from all funding options including the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Transfer Fees. During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
- Premium Taxes. We may deduct premium taxes of up to 4% from amounts in the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.

MARKET VALUE ADJUSTMENT (MVA). If you withdraw or transfer your account value from the Guaranteed Account before a guaranteed term is complete, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

An MVA will not apply to:
-    Amounts transferred or withdrawn at the end of a guaranteed term;
-    Transactions made under the maturity value transfer provision;
- Transfers due to participation in the dollar cost averaging program (see "Market Value Adjustment" for certain restrictions);
- Amounts distributed under a systematic distribution option (see "Systematic Distribution Options" in the contract prospectus);
-    Withdrawals for minimum distributions required by the Internal Revenue
     Code of 1986, as amended (Tax Code), and for which the early withdrawal charge is waived; and
-    Withdrawals due to your exercise of the right to cancel your contract.
     See the "Right to Cancel" section of the contract prospectus.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 11 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-    Withdrawals due to the election of a lifetime income option; and
- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-   Withdrawals due to the election of a nonlifetime income option;

[Sidebar]
CONTRACT HOLDER (YOU/YOUR)-- The contract holder of an individually owned contract or the certificate holder of a group contract.
[End Sidebar]
- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
- Payment of a guaranteed death benefit more than six months after the date of death; and

- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).


See "Description of the Guaranteed Account" and "Market Value Adjustment (MVA)."

MATURITY OF A GUARANTEED TERM. On or before the end of a guaranteed term, you may instruct us to:
- Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;
-    Transfer the matured amount to other available investment options; or
-    Withdraw the matured amount.

Amounts withdrawn may be subject to an early withdrawal charge, a maintenance fee, tax withholding and, if you are under age 59 1/2, tax penalties. See "Contract Charges"; see also the "Fees" and "Taxation" sections of the contract prospectus.

When a guaranteed term ends, if we have not received instructions from you, we will automatically reinvest the maturing investment into a new guaranteed term of similar length (see "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision"). If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

If you do not provide instructions concerning the maturing amount on or before the end of a guaranteed term, and this amount is automatically reinvested as noted above, the maturity value transfer provision will apply.

MATURITY VALUE TRANSFER PROVISION. This provision allows transfers or withdrawals of amounts automatically reinvested at the end of a guaranteed term without an MVA, if the transfer or withdrawal occurs during the calendar month immediately following a guaranteed term maturity date. As described in "Fees and Other Deductions" above, other fees, including an early withdrawal charge and a maintenance fee, may be assessed on amounts withdrawn. See "Maturity Value Transfer Provision."

TRANSFER OF ACCOUNT DOLLARS. Generally, account dollars invested in the Guaranteed Account may be transferred among guaranteed terms offered through the Guaranteed Account and/or to other investment options offered through the contract. However:
- Transfers may not be made during the deposit period in which your account dollars are invested in the Guaranteed Account or for 90 days after the close of that deposit period; and
-    We may apply an MVA to transfers made before the end of a guaranteed term.

INVESTMENTS. Guaranteed interest rates credited during any guaranteed term do not necessarily relate to investment performance. Deposits received into the Guaranteed Account will generally be invested in federal, state and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate, certain other fixed income investments and cash or cash equivalents. All of our general assets are available to meet guarantees under the Guaranteed Account.

Amounts allocated to the Guaranteed Account are held in a nonunitized separate account established by the Company under Florida law. Prior to January 5, 2000, these amounts were held in a nonunitized separate account established by the Company under Connecticut law. To the extent provided for in the contract, assets of the separate account are not chargeable with liabilities arising out of any other business that we conduct. See "Investments."


NOTIFICATION OF MATURITY. We will notify you at least 18 calendar days prior to the maturity of a guaranteed term. We will include information relating to the current deposit period's guaranteed interest rates and the available guaranteed terms. You may obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms by telephone (1-800-262-3862). See "Description of the AICA Guaranteed Account--General" and "Maturity of a Guaranteed Term."


DESCRIPTION OF THE GUARANTEED ACCOUNT
-------------------------------------------------------------------------------

GENERAL
The Guaranteed Account offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered. For guaranteed terms of one year or longer, we may offer different interest rates for specified time periods within a guaranteed term. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.

An MVA may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision, amounts transferred under the dollar cost averaging program, amounts withdrawn under a systematic distribution option, amounts withdrawn for minimum distributions required by the Tax Code and withdrawals due to your exercise of the right to cancel your contract.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 11 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:
-    Withdrawals due to the election of a lifetime income option; and
- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-    Withdrawals due to the election of a nonlifetime income option;
- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
- Payment of a guaranteed death benefit more than six months after the date of death; and

- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, see "Market Value Adjustment (MVA)").

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms. The telephone number is 1-800-262-3862. At least 18 calendar days before a guaranteed term matures we will notify you of the upcoming deposit period dates and information on the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.


CONTRIBUTIONS TO THE GUARANTEED ACCOUNT
You may invest in the guaranteed terms available in the current deposit period by allocating new payments to the Guaranteed Account or by transferring a sum from other funding options available under the contract or from other guaranteed terms of the Guaranteed Account, subject to the transfer limitations described in the contract. We may limit the number of guaranteed terms you may select. Currently, if the dollar cost averaging program is in effect in a guaranteed term and you wish to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will be combined and the dollar cost averaging amount will be recalculated. This will affect the duration of amounts in the guaranteed term.

Although there is currently no limit, we reserve the right to limit the total number of investment options you may select at any one time during the life of the contract. For purposes of determining any limit, each guaranteed term counts as one investment option. Although we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus. There is a $500 minimum for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first 90 days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision, to amounts transferred under the dollar cost averaging program or, in some situations, withdrawn because you discontinued the dollar cost averaging program or to amounts distributed under a systematic distribution option. See "Maturity Value Transfer Provision" and "Transfers."

DEPOSIT PERIOD
The deposit period is the period of time during which you may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s). Each deposit period may be a month, a calendar quarter or any other period of time we specify.

GUARANTEED TERMS
A guaranteed term is the time we specify during which we credit the guaranteed interest rate. We offer guaranteed terms at our discretion for various periods ranging up to and including ten years. We may limit the number of guaranteed terms you may select and may require enrollment in the dollar cost averaging program.

GUARANTEED INTEREST RATES
Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. We may offer different guaranteed interest rates on guaranteed terms of the same duration. Guaranteed interest rates are annual effective yields, reflecting a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

GUARANTEED TERMS OF ONE YEAR OR LESS. The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

GUARANTEED TERMS OF GREATER THAN ONE YEAR. Several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a five-year guaranteed term we may guarantee 7% for the first year, 6.75% for the next two years and 6.5% for the remaining two years. We reserve the right, however, to apply one guaranteed interest rate for an entire guaranteed term.

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period. Our guaranteed interest rates are influenced by, but do not necessarily correspond to, interest rates available on fixed income investments we may buy using deposits directed to the Guaranteed Account (see "Investments"). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends and competitive factors. WE MAKE THE FINAL DETERMINATION REGARDING GUARANTEED INTEREST RATES. WE CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

MATURITY OF A GUARANTEED TERM. At least 18 calendar days prior to the maturity of a guaranteed term we will notify you of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:
-    Transferred to a new guaranteed term(s), if available under the contract;
- Transferred to any of the allowable investment options available under the contract; or
-    Withdrawn from the contract.

We do not apply an MVA to amounts transferred or withdrawn from a guaranteed term on the date the guaranteed term matures. Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation and, if the contract holder is under age 59 1/2, tax penalties.

If we have not received direction from you by the maturity date of a guaranteed term, we will automatically transfer the matured term value to a new guaranteed term of similar length. If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

Under the Guaranteed Account, each guaranteed term is counted as one funding option. If a guaranteed term matures, and is renewed for the same term, it will not count as an additional investment option for purposes of any limitation on the number of investment options.

[Sidebar]
BUSINESS DAY--Any day on which the New York Stock Exchange is open.
[End Sidebar]
You will receive a confirmation statement, plus information on the new guaranteed rate(s) and guaranteed term.

MATURITY VALUE TRANSFER PROVISION
If we automatically reinvest the proceeds from a matured guaranteed term, you may transfer or withdraw from the Guaranteed Account the amount that was reinvested without an MVA. An early withdrawal charge and maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first transfer or withdrawal request received from the contract holder with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

TRANSFERS
------------------------------------------------------------------------------
We allow you to transfer all or a portion of your account value to the Guaranteed Account or to other investment options under the contract. We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period. The 90-day wait does not apply to:

- Amounts transferred on the maturity date or under the maturity value transfer provision;
- Amounts transferred from the Guaranteed Account before the maturity date due to the election of an income phase payment option;
-    Amounts distributed under a systematic distribution option; or
- Amounts transferred from an available guaranteed term in connection with the dollar cost averaging program.

Transfers after the 90-day period are permitted from a guaranteed term(s) to another guaranteed term(s) available during a deposit period or to other available investment options. We will apply an MVA to transfers made before the end of a guaranteed term. Transfers within one calendar month of a term's maturity date are not counted as one of the 12 free transfers of accumulated values in the account.

When the contract holder requests the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount (see "Appendix I" for an example). For more information on transfers, see the contract prospectus.

WITHDRAWALS
--------------------------------------------------------------------------------
[Sidebar]
GUARANTEED TERM GROUP--A grouping of deposits or investments having the same guaranteed term.
[End Sidebar]
The contract allows for full or partial withdrawals from the Guaranteed Account at any time during the accumulation phase. To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Service Center.

Partial withdrawals are made pro rata from a guaranteed term group. From each guaranteed term group, we will first withdraw funds from the oldest deposit period, then from the next oldest and so on.

We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision (see "Market Value Adjustment"). We may deduct an early withdrawal charge and maintenance fee. The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract. A maintenance fee, up to $30, may be deducted pro rata from each of the funding options, including the Guaranteed Account. Refer to the contract prospectus for a description of these charges. When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. See "Appendix I" for an example.

DEFERRAL OF PAYMENTS
Under certain emergency conditions, we may defer payment of a Guaranteed Account withdrawal for up to six months. Refer to the contract prospectus for more details.


REINSTATEMENT PRIVILEGE
You may elect to reinstate all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinstatement within 60 days of the withdrawal.

We will apply reinstated amounts to the current deposit period. This means that the guaranteed annual interest rate and guaranteed terms available on the date of reinstatement will apply. Amounts are reinstated in the same proportion as prior to the full withdrawal. We will not credit your account for market value adjustments that we deducted at the time of withdrawal or refund any taxes that were withheld. Refer to the contract prospectus for further details.

MARKET VALUE ADJUSTMENT (MVA)
------------------------------------------------------------------------------

We apply an MVA to amounts transferred or withdrawn from the Guaranteed Account prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the MVA amount may be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the MVA amount may be positive. Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA will not apply to:
-    Amounts transferred or withdrawn at the end of a guaranteed term;
-    Transactions made under the maturity value transfer provision;
-    Transfers due to participation in the dollar cost averaging program*;
- Amounts distributed under a systematic distribution option--see "Systematic Distribution Options" in the contract prospectus;
- Withdrawals for minimum distributions required by the Tax Code and for which the early withdrawal charge is waived; and
- Withdrawals due to your exercise of the right to cancel your contract. See the "Right to Cancel" section of the contract prospectus.

*If you discontinue the dollar cost averaging program and transfer the amounts in it, subject to the Company's terms and conditions governing guaranteed terms, to another guaranteed term, an MVA will apply.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on this page for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-    Withdrawals due to the election of a lifetime income option; and
- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-    Withdrawals due to the election of a nonlifetime income option;
- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
- Payment of a guaranteed death benefit more than six months after the date of death; and

- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).

[Sidebar]
AGGREGATE MVA--The total of all MVAs applied due to a transfer or withdrawal.

CALCULATION OF THE AGGREGATE MVA-- In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawel, the MVAs applicable to each guaranteed term will be added together, in order to determine the "aggregate MVA."

Example:
$1,000 withdrawal, two guaranteed terms, MVA1 = $10, MVA2 = $-30
$10 + $-30 = $-20. Aggregate MVA = $-20.

Example:
$1,000 withdrawal, two guaranteed terms, MVA1 = $30, MVA2 = $-10
$30 + $-10 = $20. Aggregate MVA = $20.
[End Sidebar]

CALCULATION OF THE MVA
The amount of the MVA depends upon the relationship between:

- The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and
-    The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

DEPOSIT PERIOD YIELD

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

CURRENT YIELD
We use the same Treasury Notes identified for the deposit period yield to determine the current yield--Treasury Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA FORMULA
The mathematical formula used to determine the MVA is:
                     x
                   -----
                    365
  { (1+i) }
{ --------- }
  { (1+j) }

where i is the deposit period yield; j is the current yield; and X is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

CONTRACT CHARGES
--------------------------------------------------------------------------------

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including the Guaranteed Account.

The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including the Guaranteed Account. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not deduct mortality and expense risk charges and other asset-based charges that may apply to variable funding options from the Guaranteed Account. These charges are only applicable to the variable funding options.

We may deduct premium taxes of up to 4% from amounts in the Guaranteed Account.

During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account.

Refer to the contract prospectus for details on contract deductions.

OTHER TOPICS
------------------------------------------------------------------------------


THE COMPANY
We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1990 and redomesticated under the insurance laws of the State of Florida on January 5, 2000. We are an indirect wholly-owned subsidiary of ING Groep N.V., a global financial institution active in the fields of insurance, banking and asset management.

Our principal executive offices are located at:
                                  5100 West Lemon Street
                                        Suite 213
                                   Tampa, Florida 33609


INCOME PHASE
The Guaranteed Account may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term. Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however, amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA.

Refer to the contract prospectus for a discussion of the income phase.

INVESTMENTS

Amounts applied to the Guaranteed Account will be deposited to a nonunitized separate account established under Florida law. (Prior to January 5, 2000, these amounts were held in an a nonunitized separate account established under Connecticut law.) A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet our contractual guarantees. To the extent provided for in the applicable contract, the assets of the nonunitized separate account are not chargeable with liabilities resulting from any other business of the Company. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

TYPES OF INVESTMENTS. We intend to invest primarily in investment-grade fixed income securities including:
-    Securities issued by the United States Government;
- Issues of United States Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);
- Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally-recognized rating service;
- Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating services, are deemed by the Company's management to have an investment-quality comparable to securities which may be purchased as stated above; and
- Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY FLORIDA AND OTHER STATE INSURANCE LAWS. THE GUARANTEED INTEREST RATES ESTABLISHED BY THE COMPANY MAY NOT NECESSARILY RELATE TO THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

DISTRIBUTION OF CONTRACTS

Our broker-dealer affiliate, Aetna Investment Services, LLC (AIS), serves as principal underwriter for the securities sold through this prospectus. AIS, a Delaware limited liability company, is registered as a broker-dealer with the SEC. AIS is also a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. AIS' principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.


Certain broker-dealers may be offered special guaranteed rates in connection with the Guaranteed Account offered through the contracts, and AIS may negotiate different commissions for these broker-dealers. For additional information, see the contract prospectus.

TAXATION

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contract. Refer to the contract prospectus for a discussion of tax considerations.

TAXATION OF THE COMPANY. We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code of 1986, as amended. We own all assets supporting the contract obligations of the Guaranteed Account. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contract with respect to any tax liability of the Company.

TAXATION OF PAYMENTS AND DISTRIBUTIONS. For information concerning the tax treatment of payments to and distributions from the contract, please refer to the contract prospectus.


EXPERTS
We have incorporated by reference into Post Effective Amendment
No. 6 to the Registration Statement of which this prospectus is a part and/or into this prospectus:
- The balance sheets of the Company as of December 31, 2000 and 1999 and the related statements of income, changes in shareholder's equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 2000; and
-    The reports of________.

These statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We have relied upon the reports of________, independent certified public accountants, and upon their authority as experts in accounting and auditing.

LEGAL MATTERS AND PROCEEDINGS
The validity of the securities offered by this prospectus has been passed upon by Counsel to the Company.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below.

We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:
              Securities and Exchange Commission
                      450 Fifth Street NW
                     Washington, DC 20549


You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also find more information about the Company at www.aetnafinancial.com.


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2000 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally-required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                 Aetna Insurance Company of America
                       151 Farmington Avenue
                         Hartford, CT 06156
                          1-800-262-3862


INQUIRIES
You may contact us directly by writing or calling us at the address or phone number shown above.

                                   APPENDIX I
                EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS
------------------------------------------------------------------------------

The following are examples of market value adjustment (MVA) calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge or other fees or deductions that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions:

i, the deposit period yield, is 8%

j, the current yield, is 10%

x, the number of days remaining (computed from Wednesday of
the week of withdrawal) in the guaranteed term, is 927.
                      x
                    -----
                     365
MVA =   { (1+i) }
      { --------- }
        { (1+j) }


                     927
                    ----
                     365
    =   { (1.08) }
      { ---------- }
        { (1.10) }
                    =.9545

In this example, the deposit period yield of 8% is less than the current yield of 10%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,095.34 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 6%

x, the number of days remaining (computed from Wednesday
of the week of withdrawal) in the guaranteed term, is 927.
                   x
                  ---
                  365
MVA =    { (1+i) }
       { --------- }
         { (1+j) }

                  927
                  ---
                  365
    =    { (1.05) }
       { ---------- }
         { (1.06) }

                 =.9762

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the guaranteed term.

EXAMPLE II


Assumptions:

i, the deposit period yield, is 10%

j, the current yield, is 8%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                      x
                    -----
                     365
MVA =   { (1+i) }
      { --------- }
        { (1+j) }

                     927
                    -----
                     365
    =    { (1.10) }
       { ---------- }
         { (1.08) }
                    =1.0477

In this example, the deposit period yield of 10% is greater than the current yield of 8%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,908.94 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                   x
                 ----
                  365
MVA =   { (1+i) }
      { --------- }
        { (1+j) }

                  927
                 ----
                  365
    =   { (1.05) }
      { ---------- }
        { (1.04) }

                  =.1.0246

In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the guaranteed term.

                                   APPENDIX II
                   EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS
------------------------------------------------------------------------------

The following hypothetical examples show the MVA based upon a given current yield at various times remaining in the guaranteed term. Table A illustrates the application of the MVA based upon a deposit period yield of 10%; Table B illustrates the application of the MVA based upon a deposit period yield of 5%. The MVA will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the MVA generally decreases as the end of the guaranteed term approaches.

TABLE A: DEPOSIT PERIOD YIELD OF 10%


                   CHANGE IN
  CURRENT           DEPOSIT                                             TIME REMAINING TO
   YIELD         PERIOD YIELD                                      MATURITY OF GUARANTEED TERM
-------------    --------------     -------------------------------------------------------------------------------------------
                                    8 YEARS        6 YEARS         4 YEARS         2 YEARS          1 YEAR         3 MONTHS
                                    ----------     -----------     ----------      ------------     ----------     ------------
    15%               +5%            -29.9%          -23.4%          -16.3%            -8.5%           -4.3%           -1.1%
    13%               +3%            -19.4           -14.9           -10.2             -5.2            -2.7            -0.7
    12%               +2%            -13.4           -10.2            -7.0             -3.5            -1.8            -0.4
    11%               +1%             -7.0            -5.3            -3.6             -1.8            -0.9            -0.2
     9%               -1%              7.6             5.6             3.7              1.8             0.9             0.2
     8%               -2%             15.8            11.6             7.6              3.7             1.9             0.5
     7%               -3%             24.8            18.0            11.7              5.7             2.8             0.7
     5%               -5%             45.1            32.2            20.5              9.8             4.8             1.2

TABLE B: DEPOSIT PERIOD YIELD OF 5%

                   CHANGE IN
  CURRENT           DEPOSIT                                             TIME REMAINING TO
   YIELD         PERIOD YIELD                                      MATURITY OF GUARANTEED TERM
-------------    --------------     -------------------------------------------------------------------------------------------
                                    8 YEARS        6 YEARS         4 YEARS         2 YEARS          1 YEAR         3 MONTHS
                                    ----------     -----------     ----------      ------------     ----------     ------------
     9%               +4%            -25.9%          -20.1%          -13.9%            -7.2%           -3.7%           -0.9%
     8%               +3%            -20.2           -15.6           -10.7             -5.5            -2.8            -0.7
     7%               +2%            -14.0           -10.7            -7.3             -3.7            -1.9            -0.5
     6%               +1%             -7.3            -5.5            -3.7             -1.9            -0.9            -0.2
     4%               -1%              8.0             5.9             3.9              1.9             1.0             0.2
     3%               -2%             16.6            12.2             8.0              3.9             1.9             0.5
     2%               -3%             26.1            19.0            12.3              6.0             2.9             0.7
     1%               -4%             36.4            26.2            16.8              8.1             4.0             1.0


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Statutes chapter 607.0859 governs the indemnification of officers, directors, employees and agents of a Florida corporation. Section 607.0859(1) provides that a corporation may indemnify a person who is or was a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or in certain other defined circumstances) against liability (defined as obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to the proceeding). Section 607.0859(2) provides that a corporation may indemnify a person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason that the person is or was connected to the corporation as noted in subsection (1) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal. Indemnification under both subsection (1) and (2) is subject to a determination that the person seeking indemnification has met the standard of conduct set forth in the applicable subsection. However, pursuant to section 607.0859(3), to the extent that the person seeking indemnification has been successful in defense of any proceeding, claim or issue referred to in subsection (1) or (2), that person shall be indemnified against expenses that he or she actually and reasonably incurred. Expenses incurred by an officer or director in defending any such proceeding may be paid in advance of the final disposition of the proceeding, provided that such person undertakes to repay any such amount if he or she is ultimately found not to be entitled to indemnification pursuant to section 607.0850. Expenses incurred by other employees or agents may be advanced upon such terms and conditions deemed appropriate by the board of directors.

Section 607.0850(4) provides that any indemnification under subsection (1) or
(2), unless made pursuant to a determination by a court, shall be made only as authorized in the specific case upon a determination that that indemnification is proper in the circumstances because the party has met the applicable standard of conduct set forth in subsection (1) or (2). Such determination may be made (a) by the disinterested directors, pursuant to section 607.0850(4)(a); (b) by a committee duly designated by the board of directors, pursuant to section 607.0850(4)(b); (c) by independent legal counsel, pursuant to section 607.0850(4)(c); or (d) by the shareholders, pursuant to section 607.0850(4)(d). The reasonableness of expenses and authorization of indemnification shall be made in the same manner, except as otherwise required by section 607.0850(5).

The indemnification and advancement of expenses provisions of section 607.0850 are not exclusive, and a corporation may make other or further provisions for the indemnification or advancement of expenses of parties identified in section 607.0850(1), except as otherwise prohibited by section 607.0850(7). Indemnification and advancement of expenses may also be ordered by a court of competent jurisdiction, pursuant to section 607.0850(9). Section 607.0850(12) specifically authorizes a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with this statute, ING Groep N.V. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiary, including the Depositor.

ITEM 16.      EXHIBITS

     Exhibits
         (4.1)    Variable Annuity Contract (G2-CDA-94(IR))(1)
         (4.2)    Variable Annuity Contract (G2-CDA-94(NQ))(1)
         (4.3)    Variable Annuity Contract (G-MP2(5/96))(2)
         (4.4)    Certificate of Group Annuity Coverage (MP2CERT(5/96))(2)
         (4.5)    Variable Annuity Contract (G-CDA-GP2(4/94))(3)
         (4.6)    Variable Annuity Contract (I-CDA-GP2(4/94))(3)
         (4.7)    Certificate of Group Annuity Coverage (GP2CERT(4/94))(3)
         (4.8)    Group Variable, Fixed, or Combination Annuity Contract
                  (Nonparticipating) (G-GP2(5/96))(4)
         (4.9)    Individual Variable, Fixed or Combination Annuity Contract
                  (Nonparticipating) (I-GP2(5/96))(4)
         (4.10)   Variable Annuity Contract (G-GP2(5/97))(3)
         (4.11)   Variable Annuity Contract (G-MP2(5/97))(5)
         (4.12)   Variable Annuity Certificate (MP2CERT(5/97))(5)
         (4.13)   Variable Annuity Contract (IMP2(5/97))(5)
         (4.14)   Certificate of Group Annuity Coverage (GP2CERT(5/97))(4)
         (5)      Opinion re Legality*
         (10)     Material Contracts are listed under exhibit 10 in the
                  Company's Form 10-K for the fiscal year ended December 31, 2000 (File No. 33-81010), as filed with the Commission on March __, 2001. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K
         (13)     Aetna Insurance Company of America Form 10-K for the fiscal year ended December 31, 2000*
         (23)     (a) Consent of Independent Auditors*
                  (b) Consent of Legal Counsel (Included in Exhibit (5) above)*
         (24)     (a) Powers of Attorney
                  (b) Certificate of Resolution Authorizing Signature by
                      Power of Attorney(1)
         (27)     Financial Data Schedule*

Exhibits other than those listed are omitted because they are not required or are not applicable.

*To be filed by amendment.

1. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.
2. Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on April 16, 1997.
3. Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 17, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 23, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on November 26, 1997.
6. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-2 (File No. 333-49581), as filed on January 19, 2001.

ITEM 17.      UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement on Form S-2 (File No. 333-49581) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 29th day of January, 2001.

                                          AETNA INSURANCE COMPANY OF AMERICA
                                          (REGISTRANT)


                                             By:    Thomas J. McInerney*
                                                    ---------------------------
                                                    Thomas J. McInerney
                                                    President
                                                    Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                                                DATE
---------                                -----                                                                ----
Thomas J. McInerney*                     Director and President                                       )
-------------------------------------    (principal executive officer)                                )
Thomas J. McInerney                                                                                   )
                                                                                                      )
Wayne R. Huneke*                         Director                                                     )   January
-------------------------------------                                                                 )   29, 2001
Wayne R. Huneke                                                                                       )
                                                                                                      )
Philip R. Lowery*                        Director                                                     )
-------------------------------------                                                                 )
Philip R. Lowery                                                                                      )
                                                                                                      )
Robert C. Salipante*                     Director                                                     )
-------------------------------------                                                                 )
Robert C. Salipante                                                                                   )
                                                                                                      )
Mark A. Tullis*                          Director                                                     )
-------------------------------------                                                                 )
Mark A. Tullis                                                                                        )
                                                                                                      )
Michael W. Cunningham*                   Chief Financial Officer                                      )
-------------------------------------                                                                 )
Michael W. Cunningham                                                                                 )
                                                                                                      )
Deborah Koltenuk*                        Corporate Controller                                         )
-------------------------------------                                                                 )
Deborah Koltenuk                                                                                      )


By:    /s/ Julie E. Rockmore
       ------------------------------------------------------------
       Julie E. Rockmore
       *Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT NO.         EXHIBIT
----------          -------

16(5)               Opinion re Legality                                       *

16(13)              Aetna Insurance Company of America Form 10-K for the
                    fiscal year ended December 31, 2000                       *

16(23)(a)           Consent of Independent Auditors                           *

16(23)(b)           Consent of Legal Counsel                                  *

16(24)(a)           Powers of Attorney
                                                                            ---

16(27)              Financial Data Schedule                                   *

*To be filed by amendment.